EXHIBIT 99.1

INUVO, INC. TO PRESENT AT 2012 CRAIG-HALLUM ALPHA SELECT CONFERENCE

New York, NY – September 24, 2012 - Inuvo, Inc. (NYSE MKT: INUV) (the "Company" or "Inuvo"), an Internet marketing and technology company specialized in marketing browser-based consumer applications, managing networks of website publishers and operating specialty websites, today announced that Peter A. Corrao, Chief Executive Officer and President, is scheduled to present at Craig-Hallum Capital Group’s 2012 Alpha Select Conference on Thursday, September 27th.   The conference will take place at the Sentry Centers, 730 Third Avenue, New York City.

About the Alpha Select Conference

The 3rd annual Alpha Select Conference will feature over 60 small and micro-cap companies that fit the Alpha Select List (ASL) criteria. The ASL typically consists of sub-$250M market cap companies with attractive business models, above average growth trends, and favorable macro-secular themes. The conference is designed to give institutional investors the opportunity to prospect for new investment ideas that could either still be "under the radar" or others that have validated their model and are executing successfully. Four general sectors are being represented: Consumer, Healthcare, Services and Technology as well as many special situation opportunities.

About Inuvo, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an Internet marketing and technology company specialized in marketing browser-based consumer applications, managing networks of website publishers and operating specialty websites. To learn more about Inuvo, please visit www.inuvo.com.

Contact:

Alliance Advisors, LLC
Alan Sheinwald, 914-669-0222
President
asheinwald@allianceadvisors.net

Inuvo, Inc.
Wally Ruiz, 212-231-2000 Ext. 160
Chief Financial Officer
wallace.ruiz@inuvo.com